{LETTERHEAD OF RICHARD A. EISNER & CO., L.L.P.}

                                                            May 20, 1997

         VIMRX Pharmaceuticals Inc.
         2751 Centerville Road, Suite 210
         Wilmington, Delaware 19808

         Dear Sirs and Mesdames:

             We have read the statements made by VIMRx  Pharmaceuticals  Inc. in
          Item 4 of the accompanying Form 8-K which is being filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm.

                                             Very truly yours,

                                             /s/ RICHARD A. EISNER & CO., L.L.P.